Exhibit (a)(1)(v)

Coeur d’Alene Mines Corporation

Coeur d’Alene Mines Holdings Company
Coeur d’Alene Canadian Acquisition Corporation
Coeur d’Alene Acquisition ULC
Offer to Purchase Each Outstanding Common Share
of
Wheaton River Minerals LTD.
for
Cdn$5.47, in Cash, Subject to Proration
or
0.796 Shares of Common Stock
of
Coeur d’Alene Mines Holdings Company
or
0.796 Exchangeable Shares
of
Coeur d’Alene Canadian Acquisition Corporation

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN

DAYLIGHT TIME, ON SEPTEMBER 30, 2004, UNLESS THE OFFER IS EXTENDED.

August 23, 2004

To Our Clients:

      Enclosed for your consideration is an Offer to Purchase, dated August 23, 2004 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal,” which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, collectively constitute the “Offer”) relating to the third party tender offer by Coeur d’Alene Mines Corporation, an Idaho corporation (“Coeur”), Coeur d’Alene Mines Holdings Company, an Idaho corporation (“New Coeur”), Coeur d’Alene Canadian Acquisition Corporation, a New Brunswick corporation (“Canadian Exchange Co.”) and Coeur d’Alene Acquisition ULC, a Nova Scotia unlimited liability company (“Nova Scotia ULC” and together with Coeur, New Coeur and Canadian Exchange Co., each an “Offeror,” and collectively, the “Offerors”), to purchase all of the outstanding common shares, no par value per share (the “Common Shares” and the certificates representing such Common Shares, the “Common Share Certificates”), of Wheaton River Minerals Ltd., a corporation organized under the Business Corporations Act (Ontario) (the “Company”), subject to the terms and conditions set forth in the Offer, for either:

•	Cdn$5.47 in cash per Common Share, subject to proration if the Company’s shareholders request in the aggregate more than the maximum cash consideration available; or

•	0.796 shares of New Coeur common stock (“New Coeur Common Stock”) per Common Share; or

•	0.796 exchangeable shares of Canadian Exchange Co. (“Exchangeable Shares”) per Common Share.

      The consideration payable to the Company’s shareholders who deposit their Common Shares pursuant to the Offer, whether cash, New Coeur Common Stock or Exchangeable Shares, will not bear interest and will be reduced by applicable withholding taxes.

      We are the holder of record of Common Shares held by us for your account. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to deposit Common Shares held by us for your account. A deposit of such Common Shares can be made only by us as the holder of record and pursuant to your instructions.

      Accordingly, we request instructions as to whether you wish to have us deposit on your behalf any or all of the Common Shares held by us for your account, in accordance with the terms and subject to the conditions set forth in the Offer.

      Your attention is directed to the following:

1. The Offer is being made for all outstanding Common Shares.

2. The Offer will expire at 5:00 P.M., Eastern Daylight Time, on September 30, 2004, unless the Offer is extended.

3. If you choose to deposit your Common Shares in the Offer, you must make an election as to the consideration (the “Offer Consideration”) you wish to receive among cash, shares of New Coeur Common Stock or Exchangeable Shares. If you choose to deposit your Common Shares and do not make an election of consideration, you will receive shares of New Coeur Common Stock as Offer Consideration. The cash payable as Offer Consideration is subject to proration if the Company’s shareholders request in the aggregate more than the maximum cash consideration available. You must also elect whether to receive New Coeur Common Stock or Exchangeable Shares in addition to cash, if such proration occurs. If you do not make a secondary election between New Coeur Common Stock and Exchangeable Shares, you will receive New Coeur Common Stock to supplement any proration of your cash election.

4. Depositing shareholders will not be obligated to pay any commissions or fees to any broker, dealer or other person or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the transfer and sale of Common Shares to the Offerors pursuant to the Offer.

5. The Offer is conditioned upon, among other things, there being validly deposited and not properly withdrawn prior to the expiration of the Offer a number of shares of Common Shares which, together with any Common Shares that any of the Offerors beneficially own in its own account, will constitute at least 66 2/3% of the Common Shares outstanding at the time Common Shares are taken up under the Offer.

      If you wish to have us deposit any or all of the Common Shares held by us for your account, please instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize a deposit of your Common Shares, all such Common Shares will be deposited unless otherwise specified in your instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a deposit on your behalf on or prior to the expiration of the Offer.

Coeur d’Alene Mines Corporation
Coeur d’Alene Mines Holdings Company
Coeur d’Alene Canadian Acquisition Corporation
Coeur d’Alene Acquisition ULC
Instructions With Respect To The Offer To Purchase
Each Outstanding Common Share
of
Wheaton River Minerals Ltd.
for
Cdn$5.47, in Cash, Subject to Proration
or
0.796 Shares of Common Stock
of
Coeur d’Alene Mines Holdings Company
or
0.796 Exchangeable Shares
of
Coeur d’Alene Canadian Acquisition Corporation

       The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase, dated August 23, 2004 (the “Offer to Purchase”) and the related Letter of Transmittal (the “Letter of Transmittal,” which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, collectively constitute the “Offer”) relating to the third party tender offer by Coeur d’Alene Mines Corporation, an Idaho corporation (“Coeur”), Coeur d’Alene Mines Holdings Company, an Idaho corporation (“New Coeur”), Coeur d’Alene Canadian Acquisition Corporation, a New Brunswick corporation (“Canadian Exchange Co.”) and Coeur d’Alene Acquisition ULC, a Nova Scotia unlimited liability company (“Nova Scotia ULC” and together with Coeur, New Coeur and Canadian Exchange Co., each an “Offeror,” and collectively, the “Offerors”), to purchase all of the outstanding common shares, no par value per share (the “Common Shares” and the certificates representing such Common Shares, the “Common Share Certificates”), of Wheaton River Minerals Ltd., a corporation existing under the Business Corporations Act (Ontario) (the “Company”), subject to the terms and conditions set forth in the Offer, for either:

•	Cdn$5.47 in cash per Common Share, subject to proration if the Company’s shareholders request in the aggregate more than the maximum cash consideration available; or

•	0.796 shares of New Coeur common stock (“New Coeur Common Stock”) per Common Share; or

•	0.796 exchangeable shares of Canadian Exchange Co. (“Exchangeable Shares”) per Common Share.

      The consideration payable to the Company’s shareholders who deposit their Common Shares pursuant to the Offer, whether cash, New Coeur Common Stock or Exchangeable Shares, will not bear interest and will be reduced by applicable withholding taxes.

      This will instruct you to deposit to the Offerors the number of Common Shares indicated below (or, if no number is indicated below, all Common Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the Letter of Transmittal furnished to the undersigned.

Number of Common	Common Shares*	SIGN BELOW
Shares to be Deposited:

Signature(s)

Account Number

Please print name(s) Address
Area Code and Telephone Number

Taxpayer Identification Number(s) or Social Security Number(s)

Dated:                                         , 2004

* Unless otherwise indicated, it will be assumed that all of your Common Shares held by us for your account are to be deposited.